UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

SEFE, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-51842	20-1763307
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 W. University Dr., Suite 231
Tempe, AZ	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 294-6407

_______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

On July 19, 2010, the Registrant entered into an Intellectual Property Assignment Agreement (“Assignment”) by and between SEFE, Inc., a Delaware corporation (“SEFE” or “Assignor”), the Registrant and Ms. Helen C. Cary, the majority shareholder of the Registrant’s issued and outstanding common stock on the date of the Assignment.  As of the date of the Assignment, the transaction involved a negligible value, did not result in the Registrant acquiring any significant assets or any revenue, and, accordingly, the Registrant remained a shell company.  However, since November 16, 2010, the Registrant’s business operations remove the Registrant from “shell” status, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEFE, INC.
(Registrant)

Signature	Title	Date

/s/ Wayne Rod	President	January 28, 2011
Wayne Rod

/s/ Wayne Rod	Principal Accounting Officer	January 28, 2011
Wayne Rod